UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-181360

DELAWARE	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On March 30, 2015, Shepherd’s Finance, LLC (the “Registrant”) entered into Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement (the “Amendment”) to provide for the election of an additional independent manager to the Registrant’s Board of Managers (the “Board”). The Amendment provides that the Board must consist of at least four (4) Managers, a majority of whom must be considered “Independent Managers” according to the terms of the Amendment. The Amendment also allows either the Board or Members holding a majority of the votes eligible to be cast by outstanding Voting Units to increase or decrease the size of the Board. The Board or any Member may propose a nominee to fill any vacancies created by an increase in the size of the Board, and the election of a nominee to fill such vacancy requires the action of Members holding at least a majority of the votes eligible to be cast by the then-outstanding Voting Units.

The preceding description is qualified in its entirety by the Amendment attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2015, in connection with the expansion of the size of the Board from three Managers to four, the Voting Members of the Registrant elected Eric A. Rauscher as a Manager, effective as of March 30, 2015. Mr. Rauscher will initially serve a one-year term.

Mr. Rauscher has been employed as a licensed insurance sales person with MassMutual Financial Group since 1999. Prior to that, he spent over ten years as a field sales engineer for Square D Company. He graduated from Case Western Reserve University with a B.S. in Electrical Engineering and Applied Physics, with a minor in Economics.

Mr. Rauscher has invested $500,000 in principal amount of the Company’s Fixed Rate Subordinated Notes, and his father has invested has invested $186,000 in principal amount of the Company’s Fixed Rate Subordinated Notes. There are no other transactions or relationships between Mr. Rauscher and the Registrant that are reportable under Item 404(a) of Regulation S-K. Additionally, there is no arrangement or understanding between Mr. Rauscher and any other persons pursuant to which he was elected as a Manager of the Registrant.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Shepherd’s Finance, LLC

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: March 30, 2015	By:	/s/ Daniel M. Wallach
Daniel M. Wallach Chief Executive Officer and Manager